UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
_________________
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

ALLEGRO MICROSYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
_________________

Delaware		001-39675	46-2405937
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

955 Perimeter Road
Manchester,	New Hampshire		03103
(Address of principal executive offices)			(Zip Code)
(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
As previously disclosed, Allegro MicroSystems, Inc. (the “Company”) is party to a Stockholders Agreement, dated as of September 30, 2020, as modified by the Addendum to the Stockholders Agreement dated June 30, 2021 (as amended by the addendum, the “Original Agreement”), by and among the Company, OEP SKNA, L.P., a Cayman Islands exempted limited partnership (“OEP”), and Sanken Electric Co., Ltd., a Japanese corporation (“Sanken” and together with OEP, the “Stockholders”).
On June 16, 2022, the Company and the Stockholders entered into an Amended and Restated Stockholders Agreement (the “Amended and Restated Stockholders Agreement”). The Amended and Restated Stockholders Agreement restates the terms of the Original Agreement and modifies it to: (i) expand the size of the Company’s Board of Directors (the “Board”) to 11 members; (ii) designate Katsumi Kawashima, Kojiro Hatano and Richard R. Lury as the Pre-Approved Sanken Directors (as defined in the Amended and Restated Stockholders Agreement); (iii) designate Andrew G. Dunn and Paul Carl (Chip) Schorr IV as the Pre-Approved OEP Directors (as defined in the Amended and Restated Stockholders Agreement); and (iv) designate David J. Aldrich, Susan D. Lynch and Joseph R. Martin as the Pre-Approved OEP Independent Directors (as defined in the Amended and Restated Stockholders Agreement).
The Amended and Restated Stockholders Agreement also provides that for so long as both Sanken and its affiliates and OEP each beneficially own at least five percent or more of all issued and outstanding shares of the Company’s common stock (the “Common Stock”), the Stockholders shall be entitled to jointly designate for nomination by the Board a total of up to one OEP-Sanken joint director to serve on the Board as the “Pre-Approved OEP-Sanken Joint Director.” Under the Amended and Restated Stockholders Agreement, Reza Kazerounian is designated as the Pre-Approved OEP-Sanken Joint Director.
Additionally, under the terms of the Amended and Restated Stockholders Agreement, the Board’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) shall have the right to designate for nomination by the Board a total of up to one director as the “Nom/Gov Director,” and Yoshihiro Suzuki is designated under the agreement as the Nom/Gov Director. The Amended and Restated Stockholders Agreement states that Mr. Suzuki shall serve as the Chairperson of the Board until his current term as a Class II director expires, after which the Chairperson of the Board shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.
The Amended and Restated Stockholders Agreement also modifies the Original Agreement to clarify that the Stockholders will agree to vote or take necessary action to cause the election of the Pre-Approved OEP-Sanken Joint Director and that potential future actions with respect to the Pre-Approved OEP-Sanken Joint Director, including designating a replacement, requesting the director tender a resignation, and removing the director, must be mutually agreed to by OEP and Sanken.
Additionally, the Amended and Restated Stockholders Agreement specifies that if OEP ceases to be entitled to any right or benefit under the agreement because OEP and its affiliates cease to beneficially own, directly or indirectly, either (A) at least five percent of the issued and outstanding shares of Common Stock, or (B) any shares of Common Stock, then the Amended and Restated Stockholders Agreement will not terminate, and instead, any such right or benefit will automatically become a right or benefit of the Nominating and Corporate Governance Committee for so long as the Amended and Restated Stockholders Agreement remains in effect, and the Nominating and Corporate Governance Committee shall have the right to enforce any such rights or benefits mutatis mutandis as though it were OEP under any applicable provision (but without regard to any share ownership requirements set forth therein), leaving all of Sanken’s and the Company’s obligations in respect of any such provisions in full force and effect. In addition, if OEP and its affiliates cease to beneficially own, directly or indirectly, at least five percent of the Company’s issued and outstanding shares of Common Stock, then OEP will no longer need to obtain Sanken’s prior written consent before requesting removal of an OEP Director, or designating a replacement as either an OEP Director or an OEP-Independent Director (as such terms are defined in the Amended and Restated Stockholders Agreement).
The foregoing description of the Amended and Restated Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Stockholders Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2022, Noriharu Fujita notified the Board of his decision to resign from the Board, effective June 20, 2022. Mr. Fujita’s resignation is not the result of any disagreement between Mr. Fujita and the Company or its management on any matter relating to the Company’s operations, policies or practices.
On June 20, 2022, at the recommendation of the Nominating and Corporate Governance Committee and in accordance with the Amended and Restated Stockholders Agreement, the Board took the following actions, each of which was effective June 20, 2022: (i) increased the size of the Board from ten to 11 directors; (ii) elected Katsumi Kawashima to the Board as Mr. Fujita’s successor as a Class I Director, to serve until the Company’s 2024 annual meeting of shareholders and until his successor is duly elected and qualified; and (iii) elected Kojiro Hatano to the Board as a Class II Director, to serve until the Company’s 2022 annual meeting of shareholders and until his successor is duly elected and qualified.
Messrs. Kawashima and Hatano were elected to the Board as designees of Sanken pursuant to and as set forth in Section 1(b) of the Amended and Restated Stockholders Agreement. See Item 1.01 for additional information regarding the Amended and Restated Stockholders Agreement.
Mr. Hatano has served as Manager of Business Performance for the Company since January 2006. During fiscal year 2022 he received compensation, consisting of salary, benefits and reimbursement of living expenses of approximately $206,000 from the Company. This amount was partially reimbursed to the Company by Sanken.
In addition to his role with the Company, Mr. Hatano has had roles with Sanken and Polar Semiconductor, LLC (“PSL”), an entity owned by the Company and Sanken. Mr. Hatano has served as General Manager of U.S. Business Enhancement for Sanken since April 2022. He was recently named Chairman and Chief Executive Officer of PSL, effective May 24, 2022. In addition, since May 2021, Mr. Hatano has served as a member of the board of directors of PSL, and he has served on the board of directors of Sanken Electric Europe Limited since March 2020.
In connection with their appointments, the Company entered into separate indemnification agreements with Messrs. Kawashima and Hatano providing for the indemnification of and advancement of expenses permitted by Delaware law for claims, suits or proceedings arising out of a director’s service to the Company.
Messrs. Kawashima and Hatano, as Board designees of Sanken, will not receive compensation from the Company for their service on the Board.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Stockholders Agreement of Allegro MicroSystems, Inc., dated as of June 16, 2022.
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	June 21, 2022	By:	/s/ Sharon S. Briansky
Sharon S. Briansky
Senior Vice President, General Counsel and Secretary